UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017 (February 2, 2017)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On February 2, 2017, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) and the Subsidiary Borrowers (as defined below) entered into the Consent and Amendment No. 1 Memorandum (the “Amendment”) relating to the Credit Agreement, dated as of March 19, 2015 (as amended, the “Credit Agreement”), by and among the Company, as a borrower and guarantor; Regeneron Healthcare Solutions, Inc., Regeneron Genetics Center LLC, Regeneron International Unlimited Company, Regeneron Ireland Holdings Unlimited Company, Regeneron Ireland Unlimited Company, and Regeneron Capital International B.V., as subsidiary borrowers (collectively, the “Subsidiary Borrowers”); JPMorgan Chase Bank, N.A., as administrative agent; and the lenders and other financial institutions party thereto from time to time.

Pursuant to the Amendment, the requisite lenders under the Credit Agreement have agreed, among other things, to (a) amend the Credit Agreement in connection with the proposed acquisition of the Company’s existing corporate headquarters and other rentable area consisting of approximately 150 acres of predominately office buildings and laboratory space located in the towns of Mount Pleasant and Greenburgh, NY (the “Facility”) and the related lease financing contemplated by the Company; and (b) provide that such lease financing and certain other lease or similar arrangements shall not constitute “Indebtedness” or “Capital Lease Obligations” for purposes of the Credit Agreement, including for purposes of calculating the Company’s total leverage ratio thereunder.  The Company’s agreement to purchase the Facility was previously reported in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 30, 2016.

As of the date of this report, no amounts were outstanding under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

10.1

Consent and Amendment No. 1 Memorandum, dated as of February 2, 2017, by and among Regeneron Pharmaceuticals, Inc., as a borrower and guarantor; Regeneron Healthcare Solutions, Inc., Regeneron Genetics Center LLC, Regeneron International Unlimited Company, Regeneron Ireland Holdings Unlimited Company, Regeneron Ireland Unlimited Company, and Regeneron Capital International B.V., as subsidiary borrowers; JPMorgan Chase Bank, N.A., as administrative agent; and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: February 7, 2017

EXHIBIT INDEX

Number	Description

10.1

Consent and Amendment No. 1 Memorandum, dated as of February 2, 2017, by and among Regeneron Pharmaceuticals, Inc., as a borrower and guarantor; Regeneron Healthcare Solutions, Inc., Regeneron Genetics Center LLC, Regeneron International Unlimited Company, Regeneron Ireland Holdings Unlimited Company, Regeneron Ireland Unlimited Company, and Regeneron Capital International B.V., as subsidiary borrowers; JPMorgan Chase Bank, N.A., as administrative agent; and the lenders party thereto.